Exhibit 99.1

NEWS RELEASE Release No. 118-02-06

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley
(Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (ET) MONDAY, MAY 10, 2010

LP Reports First Quarter 2010 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter ended March 2010, which included the following:

•	Total sales for the first quarter of $297 million were up 44 percent versus a year ago, led by strengthening OSB prices while U.S. housing starts increased 17 percent from first quarter 2009 levels.

•	Losses from continuing operations were $23 million, or $0.18 per diluted share, for the first quarter of 2010.

•	Adjusted EBITDA from continuing operations for the first quarter was $3 million compared to a loss of $25 million in the first quarter of 2009.

“2010 started out stronger than expected driven by improved OSB pricing as well as volume growth due to customers replenishing inventories,” said Chief Executive Officer Rick Frost. “All of our operating segments improved over first quarter 2009. We achieved about 80% improvement in OSB; 30% better results in EWP; and a four fold increase in operating results in Siding.”

FIRST QUARTER RESULTS

For the quarter ended March 31, 2010, LP reported net sales of $297 million, up from $206 million in the first quarter of 2009. For the first quarter, the company reported a net loss of $23 million as compared to a loss in the first quarter of 2009 of $31 million.

For the first quarter of 2010, LP reported a loss from continuing operations of $23 million, or $0.18 per diluted share, as compared to a loss from continuing operations of $30 million, or $0.29 per diluted share, for the first quarter of 2009.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. During the quarter, LP operated eight facilities in the segment. The OSB segment reported net sales for the

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first quarter of 2010 of $117 million, up 62 percent compared with $72 million of net sales in the first quarter of 2009. For the first quarter of 2010, the OSB segment reported an operating loss of $5 million – an improvement of 81 percent – compared with an operating loss of $24 million in the first quarter of 2009. For the first quarter, LP realized an improvement of $21 million in adjusted EBITDA from continuing operations for this segment as compared to the first quarter of 2009. For the first quarter of 2010 as compared to the first quarter of 2009, sales volumes were up 34 percent with sales price increased by 26 percent. The increase in sales price accounted for an increase of $24 million in both operating results and adjusted EBITDA from continuing operations.

Offsetting the favorable increase in sales price was an increase in our Canadian dollar denominated manufacturing costs. The Canadian dollar has strengthened significantly since the first quarter of 2009, which causes our Canadian production costs stated in U.S. dollars to increase.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide® siding as well as LP’s prefinished Canexel® siding line. These products are used in new construction as well as in repair and remodeling markets. Additionally, a small amount of commodity OSB is produced on one of our siding lines. The Siding segment reported net sales of $90 million in the first quarter of 2010, up 20 percent from $75 million in the year-ago first quarter. For the first quarter of 2010, the Siding segment reported an operating income of $9 million compared to operating income of $2 million in the year-ago quarter. For the first quarter, LP reported $14 million in adjusted EBITDA from continuing operations in this segment, an improvement of $7 million as compared to the first quarter of 2009.

In the first quarter of 2010, the increase in sales and related profitability was primarily driven by the increased housing market along with the increase in commodity OSB pricing.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the first quarter of 2010 totaled $49 million, up 63 percent from $30 million in the year-ago quarter. Operating losses decreased 28 percent to $7 million for the first quarter of 2010 from $9 million for the first quarter of 2009. For the first quarter of 2010, LP reported a loss of $3 million in adjusted EBITDA from continuing operations in this segment, an improvement of $3 million as compared to the first quarter of 2009.

The higher sales in the first quarter were driven by higher volumes due to customers purchasing products to meet demand as well as restock inventories which had been depleted in the prior year. The margin improvement was attributable to reduced costs associated with the mill that produces LSL.

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COMPANY OUTLOOK

“The market for building materials is better than we expected and this strength is continuing into the second quarter,” continued Frost. “It appears that the housing market is recovering, but I also feel that the various government stimulus programs, particularly the homebuyer tax credit, have given homebuilding an extra boost. I expect that we will still experience a bumpy recovery, as foreclosures are likely to rise and the unemployment outlook remains uncertain - both key factors in a housing recovery.”

“LP is well positioned to take advantage of the recovery. We have attacked our costs, strengthened our balance sheet and continue to enhance relationships with customers who are also poised to win as the economy recovers,” Frost concluded.

About LP

Louisiana-Pacific Corporation (LP) is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

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LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2010	2009
Net sales	$296.6	$205.5
Loss from operations	$(22.7)	$(42.5)
Loss before income taxes and equity in loss of unconsolidated affiliates	$(32.1)	$(47.0)
Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, gain (loss) on early debt extinguishment, and other than temporary investment impairment	$(21.7)	$(32.4)
Loss from continuing operations	$(22.5)	$(30.3)
Net loss attributable to LP	$(22.5)	$(30.5)
Net loss per share - basic and diluted	$(0.18)	$(0.30)
Average shares outstanding (in millions) Basic and diluted	125.9	102.8

Calculation of loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, impairment of goodwill and other operating credits and charges, net, gain on early debt extinguishment, realized gain on sale of long term investments and other than temporary investment impairment:

Loss from continuing operations	$(22.5)	$(30.3)

Other than temporary investment impairment	—	0.9
(Gain) loss on early extinguishment of debt	—	(0.6)
(Gain) loss on sale or impairment of long-lived assets	1.3	0.1
Other operating credits and charges, net	(0.1)	(3.8)

	1.2	(3.4)
Provision (benefit) for income taxes on above items	(0.4)	1.3

	0.8	(2.1)
	$(21.7)	$(32.4)

Per share - basic and diluted	$(0.17)	$(0.31)

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2010	2009
Net sales	$296.6	$205.5

Operating costs and expenses:
Cost of sales	268.0	205.3
Depreciation, amortization and cost of timber harvested	20.4	19.1
Selling and administrative	29.7	27.3
(Gain) loss on sale or impairment of long-lived assets	1.3	0.1
Other operating credits and charges, net	(0.1)	(3.8)

Total operating costs and expenses	319.3	248.0

Loss from operations	(22.7)	(42.5)

Non-operating income (expense):
Foreign currency exchange gain (loss)	1.5	2.6
Gain (loss) on early debt extinguishment	—	0.6
Other than temporary investment impairment	—	(0.9)
Interest expense, net of capitalized interest	(16.8)	(12.9)
Investment income	5.9	6.1

Total non-operating income (expense)	(9.4)	(4.5)

Loss before taxes and equity in loss of unconsolidated affiliates	(32.1)	(47.0)
Benefit for income taxes	(10.3)	(19.3)
Equity in loss of unconsolidated affiliates	0.7	2.6

Loss from continuing operations	(22.5)	(30.3)

Discontinued operations:
Loss from discontinued operations before income taxes	(0.3)	(0.7)
Income tax benefit	(0.1)	(0.3)

Loss from discontinued operations	(0.2)	(0.4)

Net loss	(22.7)	(30.7)

Less: Net loss attributed to noncontrolling interest	(0.2)	(0.2)

Net loss attributed to Louisiana-Pacific Corporation	$(22.5)	$(30.5)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.18)	$(0.29)
Loss from discontinued operations	—	(0.01)

Net loss per share	$(0.18)	$(0.30)

Average shares of stock outstanding—basic and diluted	125.9	102.8

Amounts attributed to LP Corporation—common shareholders
Loss from continuing operations, net of tax	$(22.3)	$(30.1)
Loss from discontinued operations, net of tax	(0.2)	(0.4)

	$(22.5)	$(30.5)

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CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$357.4	$394.1
Receivables, net	95.8	59.9
Income tax receivable	5.7	52.7
Inventories	183.4	140.4
Prepaid expenses and other current assets	2.2	6.2
Deferred income taxes	1.4	1.4
Current portion of notes receivable from asset sales	115.1	115.1
Assets held for sale	68.0	69.1

Total current assets	829.0	838.9

Timber and timberlands	50.1	50.6

Property, plant and equipment	2,077.4	2,081.1
Accumulated depreciation	(1,134.0)	(1,116.6)

Net property, plant and equipment	943.4	964.5
Notes receivable from asset sales	533.5	533.5
Long-term investments	36.4	26.3
Restricted cash	20.9	20.8
Investments in and advances to affiliates	135.1	133.7
Deferred debt costs	12.3	13.2
Other assets	27.3	26.6
Long term deferred tax asset	7.4	7.4

Total assets	$2,595.4	$2,615.5

LIABILITIES AND EQUITY
Current portion of long-term debt	$60.3	$60.3
Current portion of limited recourse notes payable	113.4	113.4
Short-term notes payable	0.4	0.4
Accounts payable and accrued liabilities	125.1	123.0
Current portion of contingency reserves	10.0	10.0

Total current liabilities	309.2	307.1
Long-term debt, excluding current portion:
Limited recourse notes payable	119.9	119.9
Other long-term debt	586.3	586.4

Total long-term debt, excluding current portion	706.2	706.3
Contingency reserves, excluding current portion	28.5	30.8
Other long-term liabilities	137.1	137.2
Deferred income taxes	160.1	164.3
Redeemable noncontrolling interest	20.5	21.1
Stockholders’ equity:
Common stock	139.7	139.7
Additional paid-in capital	559.9	562.4
Retained earnings	874.8	897.3
Treasury stock	(280.6)	(286.1)
Accumulated comprehensive loss	(60.0)	(64.6)

Total stockholders’ equity	1,233.8	1,248.7

Total liabilities and equity	$2,595.4	$2,615.5

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22.7)	$(30.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and cost of timber harvested	20.4	19.1
Loss from unconsolidated affiliates	0.7	2.6
(Gain) loss on sale or impairment of long-lived assets	1.3	0.1
Other operating credits and charges, net	(0.1)	0.7
Exchange gain (loss) on remeasurement	0.5	(5.4)
Stock based compensation expense related to stock plans	3.2	1.8
Cash settlement of contingencies	(2.4)	(5.0)
Pension payments, net of expense	2.0	1.6
Other than temporary impairment on investments	—	0.9
Other adjustments, net	1.9	(1.0)
Increase in receivables	(36.4)	(34.3)
Decrease in income tax receivable	47.1	70.6
(Increase) decrease in inventories	(43.6)	1.2
Decrease in prepaid expenses	4.2	5.9
Increase (decrease) in accounts payable and accrued liabilities	1.0	(3.7)
Decrease in deferred income taxes	(9.2)	(22.1)

Net cash provided by (used in) operating activities	(32.1)	2.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(1.9)	(3.9)
Investments and advances to joint ventures	(2.1)	(3.7)
Proceeds from sale of investments	—	19.6
(Increase) decrease in restricted cash under letters of credit/credit facility requirements	(0.1)	26.8
Other investing activities, net	0.4	0.5

Net cash provided by (used in) investing activities	(3.7)	39.3

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	281.3
Repayment of long-term debt	—	(126.6)
Payment of debt issuance fees	—	(14.5)

Net cash provided by (used in) financing activities	—	140.2

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(0.9)	0.4

Net increase (decrease) in cash and cash equivalents	(36.7)	182.2
Cash and cash equivalents at beginning of period	394.1	97.7

Cash and cash equivalents at end of period	$357.4	$279.9

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LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
Dollar amounts in millions	2010	2009
Net sales:
OSB	$117.0	$72.3
Siding	89.6	74.7
Engineered Wood Products	48.8	30.0
Other	41.2	28.5

	$296.6	$205.5

Operating profit (loss):
OSB	$(4.5)	$(24.2)
Siding	8.5	2.1
Engineered Wood Products	(6.6)	(9.2)
Other	0.2	1.6
Other operating credits and charges, net	0.1	3.8
Gain (loss) on sales of and impairment of long-lived assets	(1.3)	(0.1)
General corporate and other expenses, net	(19.8)	(19.1)
Foreign currency gain (losses)	1.5	2.6
Loss on early debt extinguishment	—	0.6
Other than temporary investment impairment	—	(0.9)
Investment income	5.9	6.1
Interest expense, net of capitalized interest	(16.8)	(12.9)

Loss from operations before taxes	(32.8)	(49.6)
Benefit for income taxes	(10.3)	(19.3)

Loss from continuing operations	$(22.5)	$(30.3)

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LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended March 31,
	2010	2009
Oriented strand board, million square feet 3/8” basis (1)	664	421
Oriented strand board, million square feet 3/8” basis
(produced by wood-based siding mills)	49	50
Wood-based siding, million square feet 3/8” basis	204	161
Engineered I-Joist, million lineal feet (1)	22	9
Laminated veneer lumber (LVL), thousand cubic feet (1)	662	441
Laminated strand lunber (LSL), thousand cubic feet	237	176

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.

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